Exhibit 99.1

Chicago, IL, April 5, 2016 – Prime Security Services Borrower, LLC (together with its subsidiaries, “Protection 1”), a portfolio company of certain funds affiliated with Apollo Global Management, LLC (NYSE: APO) (together with its consolidated subsidiaries and affiliates, “Apollo”), announced today that The ADT Corporation (NYSE: ADT) (“ADT”) has amended the Consent Solicitation Statement, dated as of April 1, 2016 (as so amended, the “Consent Solicitation Statement”), in respect of its consent solicitations (the “Consent Solicitations”) from holders of its 5.250% Senior Notes due 2020 (the “2020 Notes”), 6.250% Senior Notes due 2021 (the “2021 Notes”), 3.500% Notes due 2022 (the “2022 Notes”), 4.125% Senior Notes due 2023 (the “2023 Notes”) and 4.875% Notes due 2042 (the “2042 Notes” and, together with the 2020 Notes, the 2021 Notes, the 2022 Notes and the 2023 Notes, the “Consent Notes”). The record date to determine holders of the Consent Notes eligible to consent is March 31, 2016. In addition to certain other amendments to the “Proposed Amendments” described in the Consent Solicitation Statement, the amendment also extended the “Consent Time” described in the Consent Solicitation Statement, with respect to each Consent Solicitation, to 5:00 p.m., New York City time, on April 8, 2016. The Consent Solicitations are subject to the terms and conditions set forth in ADT’s Consent Solicitation Statement.

Also on April 5, 2016, Prime Security One MS, Inc. (the “Offeror”), a wholly owned subsidiary of Protection 1, amended the Offer to Exchange, dated as of April 1, 2016 (as so amended, the “Offer to Exchange”), in respect of its offer to exchange (the “Exchange Offer”) new 4.875% First-Priority Senior Secured Notes due 2032 (the “Exchange Notes”) for any and all of ADT’s outstanding 2042 Notes that are held by eligible holders. The amendment to the Offer to Exchange describes certain changes to the terms of the Exchange Notes. The Exchange Offer is subject to the terms and conditions set forth in the Offer to Exchange.

Other than as described in the applicable amendments, the Consent Solicitation Statement and the Offer to Exchange remain in full force and effect as of the date hereof.

The Consent Solicitations and the Exchange Offer are being conducted in connection with the previously announced merger agreement, pursuant to which Protection 1 has agreed to acquire ADT (the “Acquisition”). The Consent Solicitations and the Exchange Offer may be terminated or withdrawn at any time and for any reason, including if certain conditions described in the relevant offering documents, including, in each case, the satisfaction or waiver of all conditions precedent to the closing of the Acquisition, are not satisfied, subject to applicable law. The consummation of each of the Consent Solicitations and the Exchange Offer is not contingent upon the consummation of the other such transactions.

This announcement does not constitute a solicitation of any consent in respect of, or an offer to purchase, or a solicitation of an offer to sell, any securities. The Consent Solicitations and the Exchange Offer are being made only pursuant to the applicable offering documents. The applicable offering documents for the Consent Solicitations will be distributed to all holders of the Consent Notes. The applicable offering documents for the Exchange Offer will be distributed to all eligible holders of the 2042 Notes who complete the eligibility form available at www.dfking.com/adt. Deutsche Bank Securities Inc. is acting as solicitation agent for the Consent Solicitations and dealer manager for the Exchange Offer. Barclays Capital Inc., Citigroup Global Markets Inc. and RBC Capital Markets, LLC are acting as co-solicitation agents for the Consent Solicitations and co-dealer managers for the Exchange Offer. D.F. King & Co. Inc. is acting as the information and tabulation agent for the Consent Solicitations and exchange and information agent for the Exchange Offer. Requests for the offering documents may be directed to D.F. King & Co. Inc. at (212) 269-5550 (for brokers and banks), (866) 416-0576 (for all others) or e-mail at adt@dfking.com.

About Protection 1

Protection 1 was acquired by certain funds affiliated with Apollo Global Management, LLC (NYSE: APO) on July 1,2015 as the flagship for Apollo’s entrance into the alarm monitoring services industry, with a simultaneous acquisition of ASG Security, which has been effectively integrated into Protection 1. Protection 1 is a premier full-service business and home security company in the U.S. that provides installation, maintenance, and monitoring of single-family home security systems, business security systems and multi-family security systems. Protection 1 serves over 2 million customers and employs over 4,000 people in more than 90 office locations and five UL Certified monitoring centers across the country. For more information about Protection 1, visit http://www.protection1.com/corporate/news/.

About ADT

The ADT Corporation (NYSE: ADT) is a leading provider of security and automation solutions for homes and businesses in the United States and Canada. ADT’s broad and pioneering set of products and services, including ADT Pulse® interactive home and business solutions, and health services, meet a range of customer needs for today’s active and increasingly mobile lifestyles. Headquartered in Boca Raton, Florida, ADT helps provide peace of mind to over 6.5 million customers and employs approximately 17,000 people at 200 locations. More information is available at www.adt.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of applicable federal securities laws. The forward-looking statements include, without limitation, statements concerning the Consent Solicitations and the Exchange Offer. Forward-looking statements involve risks and uncertainties, including but not limited to economic, competitive, and technological factors outside Protection 1’s control that may cause actual results to differ materially from the forward-looking statements. You should not place undue reliance on forward-looking statements as a prediction of actual results. Protection 1 expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in expectations or events, conditions or circumstances on which any such statements are based.

Media Contacts

For Protection 1:

Jennifer Webb, 212-221-1616

Coltrin & Associates

Jennifer_webb@coltrin.com

For Apollo Global Management:

Apollo Global Management, LLC

Gary M. Stein, 212-822-0467

Head of Corporate Communications

gstein@apollolp.com

or

Rubenstein Associates, Inc. for Apollo Global Management, LLC

Charles Zehren, 212-843-8590

czehren@rubenstein.com

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